UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2007

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2007, the stockholders of Inhibitex, Inc. (the "Company") approved the Company's Amended and Restated 2004 Stock Incentive Plan (the "Amended Plan"). A copy of the Amended Plan is included as Exhibit 10.2.1 hereto. The Amended Plan provides for an increase the number of shares of common stock available for awards to be granted under the Amended Plan by 2,800,000 and includes some clarifying language.

The foregoing summary of the amendments set forth in the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is included as Exhibit 10.2.1 hereto.

In addition, on September 19, 2007, the Company amended its form of employee stock option agreement, which was previously filed as Exhibit 99.3 to the Current Report on Form 8-K filed on February 14, 2006 to provide that stock options issued to employees on or after such date will expire ten years from the date of grant (the "Amended Stock Option Agreement"). A copy of the Amended Stock Option Agreement is included as Exhibit 10.2.3 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 19, 2007, the Company consummated the acquisition of FermaVir Pharmaceuticals, Inc. ("FermaVir") pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated April 9, 2007, among the Company, FermaVir and Frost Acquisition Corp. (the "Transaction"). In connection with the Transaction, the Company issued .55 of a share of Inhibitex common stock to FermaVir stockholders in exchange for the each issued and outstanding share of FermaVir common stock. Inhibitex also assumed all of the stock options and warrants of FermaVir outstanding as of September 19, 2007. As a result of the Transaction, FermaVir has become a wholly-owned subsidiary of the Company. On September 19, 2007, the Company issued a press release regarding the consummation of the transaction, which press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Geoffrey W. Henson, Ph.D. as Senior Vice President, Drug Development

On September 19, 2007, in conjunction with the consummation of the Transaction, the Board of Directors of the Company appointed Geoffrey W. Henson, Ph.D. as its Senior Vice President, Drug Development. Dr. Henson served as Chief Executive Officer, President, Secretary and a director of FermaVir since August 2005. He served as the Chief Executive Officer of FermaVir Research, Inc., the predecessor to FermaVir, since March 2005. From 2003 to March 2005, Dr. Henson was a pharmaceutical consultant. He was a founder of AnorMED, a Canadian biopharmaceutical company, and served as its Chief Operating Officer from 1996 to 2003. Dr. Henson was responsible for three new INDs on new agents at AnorMED. Dr. Henson also negotiated several significant out-licensing deals for AnorMED drugs. Prior to that, he held a number of management and scientific positions in the Biomedical Research Group at Johnson Matthey from 1985 to 1996. From 1982 to 1985, Dr Henson was a researcher and member of the Basel Institute for Immunology in Basel, Switzerland. From 1978 to 1981, Dr. Henson did research at the Roswell Park Memorial Cancer Institute.

The Company has previously reported transactions between FermaVir and Dr. Henson in the section entitled "Certain Relationships and Related Transactions" on page VI-25 of the Joint Proxy Statement-Prospectus filed by the Company with the Securities and Exchange Commission on Form 424(b)(3) on August 13, 2007.

Employment Agreement between the Company and Geoffrey W. Henson

On September 20, 2007, the Company entered into an employment agreement with Dr. Henson. The employment agreement has an initial term ending on September 19, 2008 and will automatically renew on that date and each anniversary of such date for an additional one-year term unless Dr. Henson’s employment is terminated in accordance with the agreement.

The employment agreement provides for an annual base salary of $240,000, subject to annual increases as approved by the Compensation Committee, and health and insurance benefits. The employment agreement also provides for bonus and incentive compensation incentives, including stock options and other equity-based compensation as established by the Compensation Committee, and a target annual cash incentive bonus of up to 30% of Dr. Henson’s base salary. The Company also agreed to issue options to purchase 140,000 shares of Company common stock (as described below).

Under the employment agreement, the Company or Dr. Henson may terminate his employment at any time. If the Company terminates the employment of Dr. Henson without cause, or he resigns for good reason, he will be entitled, subject to execution of a release of the Company, to receive severance payments representing 12 months of salary and health and insurance benefits. In addition, if within one year after a change in control of the Company (or in contemplation of a change in control that is reasonably likely to occur), Dr. Henson’s employment is involuntarily terminated for any reason other than for cause, or he resigns for good reason, he will be entitled, subject to execution of a release of the Company, to receive severance payments totaling 18 months of salary and health and insurance benefits. In addition, vesting of options to purchase shares of common stock would accelerate upon a change in control.

While employed by the Company and for a period equal to the greater of one year or the severance period, Dr. Henson has agreed to not directly or indirectly in the United States (i) render substantially similar services to any person or entity which competes with the Company; (ii) solicit for employment any person who was employed by the Company; or (iii) call on or solicit any of its customers or potential customers, with which it has had previous negotiations.

Resignation of Directors

On September 19, 2007, each of Carl E. Brooks, William D. Johnston, Ph.D. and Louis W. Sullivan resigned as directors of the Company.

Appointment of Gabriele M. Cerrone and Chris McGuigan to the Board of Directors

On September 19, 2007, Gabriele M. Cerrone and Chris McGuigan, Ph.D. were appointed to the Board of Directors of the Company, with Mr. Cerrone being appointed to serve in the class of directors whose term expires at the Company’s 2009 annual meeting of stockholders, and Dr. McGuigan to serve in the class of directors whose term expires at the Company’s 2010 annual meeting of stockholders. The appointments were made by the Board of Directors pursuant to the Company’s obligations in the Merger Agreement. The appointments filled two of the vacancies on the Company’s Board of Directors resulting from the resignations described above. The Company has previously reported transactions between FermaVir and each of Mr. Cerrone and Dr. McGuigan in the section entitled "Certain Relationships and Related Transactions" on page VI-25 of the Joint Proxy Statement-Prospectus filed by the Company with the Securities and Exchange Commission on Form 424(b)(3) on August 13, 2007.

Amended Plan and Amended Stock Option Agreement

The disclosure set forth in Item 1.01 regarding the Company’s Amended Plan and the Amended Stock Option Agreement are incorporated herein by reference.

Issuance of Stock Options

On September 19, 2007, the Company issued options to purchase shares of its common stock at an exercise price of $1.45 per share, which was the average of the high and low trading prices of the Company’s common stock on the Nasdaq Global Market on that day, to the following officers in the following amounts:

Russell H. Plumb 775,000
Joseph M. Patti 300,000
Geoffrey W. Henson 140,000

Each of the stock options vests annually in four equal installments beginning on the first anniversary of the grant date and expires on September 19, 2017. The options issued to Dr. Henson were issued pursuant to his employment agreement described above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item were set forth in the Company’s Registration Statement on Form S-4, filed on June 6, 2007 and amended on August 9, 2007 (Registration No. 333-143534), and accordingly no additional financial statements are required to be filed herewith.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item was set forth in the Company’s Registration Statement on Form S-4, filed on June 6, 2007 and amended on August 9, 2007 (Registration No. 333-143534), and accordingly no additional pro forma financial statements are required to be filed herewith.

(d) Exhibits

Exhibit No. Description of Exhibits
________________________________________
10.2.1 Amended and Restated 2004 Stock Incentive Plan.
10.2.3 Form of Employee Stock Option Agreement
99.1 Press Release dated September 20, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

September 24, 2007	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.2.1	Amended and Restated 2004 Stock Incentive Plan
10.2.3	Form of Employee Stock Option Agreement
99.1	Press Release dated September 20, 2007.